                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    [X]

Filed by a Party other than the Registrant  -

Check the appropriate box:

[_]  Preliminary Proxy Statement    [_]  Confidential, for Use of the
                                         Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  CMGI, Inc.
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  CMGI, INC.
                             100 BRICKSTONE SQUARE
                         ANDOVER, MASSACHUSETTS 01810

                                                              November 17, 2000
Dear CMGI Stockholder:

  You are cordially invited to attend the 2000 Annual Meeting of Stockholders (the "Meeting") of CMGI, Inc., which will be held at The Westin Copley Place, 10 Huntington Avenue, Boston, Massachusetts 02116, on Wednesday, December 20, 2000, at 12:00 p.m. local time. I look forward to greeting as many of our stockholders as possible.

  Details of the business to be conducted at the Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

  Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted at the Meeting. Therefore, I urge you to sign and date the enclosed proxy card and promptly return it in the enclosed envelope so that your shares will be represented at the Meeting. Alternatively, you may also vote your shares over the Internet or by telephone. Please refer to the enclosed proxy card for detailed instructions. If you so desire, you may withdraw your proxy and vote in person at the Meeting.

  We look forward to meeting those of you who will be able to attend the Meeting.

                                          Sincerely,

                                          /s/ David S. Wetherell
                                          David S. Wetherell
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                                  CMGI, INC.
                             100 BRICKSTONE SQUARE
                         ANDOVER, MASSACHUSETTS 01810

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD WEDNESDAY, DECEMBER 20, 2000

                               ----------------

To the Stockholders of CMGI, Inc.:

  NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders (the "Meeting") of CMGI, Inc. (the "Company") will be held at The Westin Copley Place, 10 Huntington Avenue, Boston, Massachusetts 02116, on Wednesday, December 20, 2000, at 12:00 p.m. local time, for the following purposes:

  1. To elect one Class I Director.

  2. To approve the Company's 2000 Stock Incentive Plan.

  3. To ratify the appointment of KPMG LLP as the Company's independent auditors for the current fiscal year.

  4. To transact such other business, if any, as may properly come before the Meeting or any adjournments thereof.

  The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

  Only stockholders of record at the close of business on Friday, November 3, 2000 are entitled to notice of, and to vote at, the Meeting and any adjournments thereof. A copy of the Company's Annual Report to Stockholders for the fiscal year ended July 31, 2000, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and Proxy Statement. All stockholders are cordially invited to attend the Meeting.

                                          By Order of the Board of Directors,

                                          /s/ David S. Wetherell,
                                          David S. Wetherell, Secretary

Andover, Massachusetts
November 17, 2000

  Admission to the Meeting will be on a first-come, first-served basis and an admission ticket and picture identification will be required to enter the Meeting. Each stockholder will be entitled to bring a guest to the Meeting. For stockholders of record, an admission ticket is attached to the proxy card sent with this Notice and Proxy Statement. Stockholders holding stock in bank or brokerage accounts can obtain an admission ticket in advance by sending a written request, along with proof of ownership of shares (such as a brokerage statement), to the Company's Director of Investor Relations at CMGI, Inc., 100 Brickstone Square, Andover, Massachusetts 01810. An individual arriving without an admission ticket will not be admitted unless it can be verified that the individual is a CMGI stockholder. Cameras, cell phones, recording equipment and other electronic devices will not be permitted at the Meeting.

  Whether or not you expect to attend the Meeting, you are urged to sign, date and complete the enclosed proxy card and return it in the accompanying envelope. No postage is required if mailed in the United States. You may also vote over the Internet or by telephone using the instructions on the enclosed proxy card. Any stockholder attending the Meeting may vote in person even if that stockholder has returned a proxy card.


                            YOUR VOTE IS IMPORTANT.

 TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.
 ALTERNATIVELY, PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

                                  CMGI, INC.
                             100 BRICKSTONE SQUARE
                         ANDOVER, MASSACHUSETTS 01810

                               ----------------

                                PROXY STATEMENT
                    For the Annual Meeting of Stockholders
                        To Be Held on December 20, 2000

                               ----------------

General

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CMGI, Inc., a Delaware corporation (the "Company"), for use at the Company's 2000 Annual Meeting of Stockholders (the "Meeting"), which will be held at The Westin Copley Place, 10 Huntington Avenue, Boston, Massachusetts 02116, on Wednesday, December 20, 2000, at 12:00 p.m. local time, and at any meeting following adjournment thereof. The Notice of Annual Meeting, this Proxy Statement, the accompanying proxy card and the Company's Annual Report to Stockholders for the year ended July 31, 2000 are being mailed to stockholders on or about November 17, 2000. The Company's principal executive offices are located at 100 Brickstone Square, Andover, Massachusetts 01810 and its telephone number is (978) 684-3600.

  All share numbers and share prices provided in this Proxy Statement have been adjusted to reflect all stock splits effected prior to the date hereof.

Solicitation

  The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of Common Stock held in their names. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners. In addition to original solicitation of proxies by mail, the Company's directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile, electronic communication and personal interviews.

Record Date, Outstanding Shares and Voting Rights

  The Board of Directors has fixed Friday, November 3, 2000 as the record date for determining holders of the Company's Common Stock, $.01 par value per share (the "Common Stock"), who are entitled to vote at the Meeting. As of November 3, 2000, the Company had 319,002,257 shares of Common Stock outstanding and entitled to be voted. Each share of Common Stock entitles the record holder to one vote on each matter to be voted upon at the Meeting. A majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting will constitute a quorum at the Meeting. Votes withheld, abstentions and broker non-votes shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting.

  The affirmative vote of the holders of a plurality of the votes cast at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required to approve the 2000 Stock Incentive Plan and to ratify the appointment of the Company's independent auditors.

  Shares which abstain from voting on a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes"), will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting for the election of directors, which requires the affirmative vote of a plurality of the votes cast or shares voting on the matter. In addition, abstentions and broker non-votes will have no effect on the voting on the remaining matters to be voted on at the Meeting, each of which requires the affirmative vote of a majority of the votes cast or shares voting on the matter.

  Stockholders may vote by any one of the following means:

  .  By mail;

  .  By telephone;

  .  Over the Internet; or

  .  In person, at the Meeting.

  To vote by mail, sign, date and complete the enclosed proxy card and return it in the enclosed envelope. No postage is necessary if the proxy card is mailed in the United States. Instructions for voting by telephone or over the Internet can be found on your proxy card. If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares.

Revocability of Proxy and Voting of Shares
  Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing with the Secretary of the Company, at the principal executive offices of the Company, 100 Brickstone Square, Andover, Massachusetts 01810, an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by attending the Meeting and voting in person. If not revoked, the proxy will be voted at the Meeting in accordance with the stockholder's instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted:

  .  FOR the election of the Class I Director nominee named herein;

  .  FOR the approval of the Company's 2000 Stock Incentive Plan;

  . FOR the ratification of the appointment of KPMG LLP as the Company's independent auditors for the current fiscal year; and

  . In accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Meeting or any adjournments thereof.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth certain information, as of September 30, 2000, with respect to the beneficial ownership of shares of Common Stock by
(i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the directors of the Company, (iii) the Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers on July 31, 2000 (the "Named Executive Officers") and (iv) all executive officers and directors of the Company, as a group.

                                                    Amount and Nature of
                                                   Beneficial Ownership(1)
                                                   ---------------------------
                                                    Number of     Percent of
Name and Address of Beneficial Owner                 Shares        Class (2)
------------------------------------               -------------- ------------
5% Stockholders
Compaq Computer Corporation(3)....................     42,052,204        13.2%

Directors
David S. Wetherell(4).............................     36,167,899        11.2%
William H. Berkman(5).............................         25,066           *
Craig D. Goldman(6)...............................        137,849           *
Avram Miller(7)...................................        188,261           *
Robert J. Ranalli(8)..............................        208,655           *
Harold F. Enright, Jr.............................            --          --

Other Named Executive Officers
Andrew J. Hajducky III(9).........................        514,815           *
Rodney W. Schrock(10).............................         62,499           *
David S. Andonian(11).............................        723,885           *
Paul L. Schaut(12)................................         34,918           *
All executive officers and directors, as a group
 (13 persons)(13).................................     38,379,824        11.9%

--------
  *Less than 1%
 (1) The number of shares beneficially owned by each director, executive officer and stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after September 30, 2000 through the exercise of any stock option or other right ("Presently Exercisable Options"). The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.
 (2) Number of shares deemed outstanding includes 318,446,297 shares of Common Stock as of September 30, 2000, plus any shares subject to Presently Exercisable Options held by the person in question.
 (3) Based on the information provided by Compaq Computer Corporation ("Compaq") to the Company. The address of Compaq is 20555 State Highway 249--M/C 110701, Houston, TX 77380.
 (4) Includes 3,259,275 shares which may be acquired by Mr. Wetherell pursuant to Presently Exercisable Options. Also includes (i) 16,932,672 shares held by a limited liability company of which Mr. Wetherell owns a membership interest and which is managed by a limited liability company of which Mr. Wetherell is a manager and (ii) 434,988 shares held by Mr. Wetherell and his wife as trustees for the David S. Wetherell Charitable Trust, for a total of 17,367,660 shares with respect to which Mr. Wetherell disclaims beneficial ownership. Mr. Wetherell's address is c/o CMGI, Inc., 100 Brickstone Square, Andover, MA 01810. Mr. Wetherell also owns 46,000 shares of common stock of Engage, Inc. ("Engage"), a subsidiary of the Company, which shares represent less than 1% of the voting power of the outstanding capital stock of Engage.

 (5) Consists of shares which may be acquired by Mr. Berkman pursuant to Presently Exercisable Options.
 (6) Consists of shares which may be acquired by Mr. Goldman pursuant to Presently Exercisable Options. Mr. Goldman is also deemed the beneficial owner of (i) 15,416 shares of common stock of SalesLink Corporation ("SalesLink"), a subsidiary of the Company, (ii) 40,000 shares of common stock of NaviSite, Inc. ("NaviSite"), a subsidiary of the Company, and
     (iii) 133,333 shares of common stock of Engage, all of which shares may be acquired by Mr. Goldman pursuant to Presently Exercisable Options. These shares represent less than 1% of the voting power of the outstanding capital stock of SalesLink, NaviSite and Engage, respectively. Mr. Goldman has determined not to stand for re-election to the Board of Directors of the Company.
 (7) Consists of shares which may be acquired by Mr. Miller pursuant to Presently Exercisable Options. Mr. Miller is also deemed the beneficial owner of (i) 45,702 shares of common stock of AltaVista Company ("AltaVista"), a subsidiary of the Company, (ii) 27,345 shares of common stock of iCast Corporation ("iCast"), a subsidiary of the Company, and
     (iii) 218,749 shares of common stock of Signatures SNI, Inc. ("Signatures"), an indirect subsidiary of the Company, all of which shares may be acquired by Mr. Miller pursuant to Presently Exercisable Options. These shares represent less than 1% of the voting power of the outstanding capital stock of AltaVista, iCast and Signatures, respectively.
 (8) Includes 188,655 shares which may be acquired by Mr. Ranalli pursuant to Presently Exercisable Options. Mr. Ranalli is also deemed the beneficial owner of 10,000 shares of common stock of MyWay.com Corporation ("MyWay"), a subsidiary of the Company, including 5,000 shares of common stock of MyWay which may be acquired by Mr. Ranalli pursuant to Presently Exercisable Options. Mr. Ranalli is also deemed the beneficial owner of 45,702 shares of common stock of AltaVista, including 32,702 shares of common stock of AltaVista which may be acquired by Mr. Ranalli pursuant to Presently Exercisable Options. Mr. Ranalli also owns 10,000 shares of common stock of Engage. These shares represent less than 1% of the voting power of the outstanding capital stock of MyWay, AltaVista and Engage, respectively.
 (9) Includes 353,311 shares which may be acquired by Mr. Hajducky pursuant to Presently Exercisable Options. Mr. Hajducky also owns 20,000 shares of common stock of Engage, which shares represent less than 1% of the voting power of the outstanding capital stock of Engage.
(10) Consists of shares which may be acquired by Mr. Schrock pursuant to Presently Exercisable Options. Mr. Schrock is also deemed the beneficial owner of 379,166 shares of common stock of AltaVista, all of which shares may be acquired by Mr. Schrock pursuant to Presently Exercisable Options. These shares represent less than 1% of the voting power of the outstanding capital stock of AltaVista. Mr. Schrock also owns 5,000 shares of common stock of Engage, which shares represent less than 1% of the voting power of the outstanding capital stock of Engage. Mr. Schrock is the former President and Chief Executive Officer of AltaVista, following his resignation in October 2000.
(11) Includes 722,913 shares which may be acquired by Mr. Andonian pursuant to Presently Exercisable Options. Mr. Andonian is also deemed the beneficial owner of (i) 74,496 shares of common stock of Engage, (ii) 18,229 shares of common stock of NaviSite, (iii) 18,750 shares of common stock of MyWay, and (iv) 9,375 shares of common stock of NaviPath, Inc. ("NaviPath"), a subsidiary of the Company, all of which shares may be acquired by Mr. Andonian pursuant to Presently Exercisable Options. These shares represent less than 1% of the voting power of the outstanding capital stock of Engage, NaviSite, MyWay and NaviPath, respectively.
(12) Consists of shares which may be acquired by Mr. Schaut pursuant to Presently Exercisable Options. Mr. Schaut is also deemed the beneficial owner of 1,138,300 shares of common stock of Engage, including 583,332 shares of common stock of Engage which may be acquired by Mr. Schaut pursuant to Presently Exercisable Options. These shares represent less than 1% of the voting power of the outstanding capital stock of Engage. Mr. Schaut is the former President and Chief Executive Officer of Engage, following his resignation in November 2000.
(13) Includes 5,243,170 shares which may be acquired pursuant to Presently Exercisable Options. Also includes the shares beneficially owned by Mr. Wetherell described in note 4 above. Hans G. Hawrysz, Executive Vice President, Strategy and Planning of the Company, also owns (i) 250,000 shares of common stock of

    MyWay and (ii) 2,000 shares of common stock of Engage, which shares represent less than 1% of the voting power of the outstanding capital stock of MyWay and Engage, respectively. Joel B. Rosen, President and Chief Executive Officer of NaviSite, is also deemed the beneficial owner of 398,880 shares of common stock of NaviSite, including 392,880 shares of common stock of NaviSite which may be acquired by Mr. Rosen pursuant to Presently Exercisable Options. These shares represent less than 1% of the voting power of the outstanding capital stock of NaviSite. Richard F. Torre, President and Chief Executive Officer of SalesLink, is also deemed the beneficial owner of 326,250 shares of common stock of SalesLink, which shares may be acquired by Mr. Torre pursuant to Presently Exercisable Options. These shares represent approximately 1.9% of the voting power of the outstanding capital stock of SalesLink.

                                  PROPOSAL I

                             ELECTION OF DIRECTORS

  The current Board has six members and is divided into three classes. A class of directors is elected each year for a three-year term. The current term of the Company's Class I Directors will expire at this Meeting. The nominee for Class I Director is Harold F. Enright, Jr. Mr. Enright currently serves as Class I Director of the Company and is available for re-election as Class I Director. Craig D. Goldman, a current Class I Director, has determined not to stand for re-election. Following the Meeting, it is expected that the Board will pass a resolution to reduce the size of the Board from six to five members. In addition, J. Otis Winters resigned as a Class I Director in October 2000 for personal reasons. The Class I Director elected at this Meeting will serve for a term of three years which will expire at the Company's 2003 Annual Meeting of Stockholders and until his successor is elected and qualified. The persons named as proxies will vote for Harold F. Enright, Jr. for election to the Board as Class I Director unless the proxy card is marked otherwise.

  Mr. Enright has indicated his willingness to serve, if elected; however, if he should be unable to serve, the persons named as proxies may vote the proxy for a substitute nominee. The Board has no reason to believe that Mr. Enright will be unable to serve if elected.

  The Board of Directors recommends that the stockholders vote FOR the Nominee listed below.

  Biographical and certain other information concerning the directors of the Company and the nominee for director is set forth below:

Class I Director Nominee for Election for a Three-Year Term Expiring at the 2003 Annual Meeting

  Harold F. Enright, Jr., age 63. Mr. Enright has served as a director of the Company since June 2000. Mr. Enright has served as Vice President of Business Development of Compaq since July 1998. From July 1993 to July 1998, Mr. Enright served as Vice President of Business Development for Digital Equipment Corporation. Mr. Enright serves on the Board of Directors of the Company as the designee of Compaq. Mr. Enright also serves on the Board of Directors of divine interVentures, inc. See "Additional Information--Certain Relationships and Related Transactions."

Class II Directors Continuing in Office until the 2001 Annual Meeting

  William H. Berkman, age 35. Mr. Berkman has served as a director of the Company since June 1998. Since January 2000, Mr. Berkman has been Managing Partner of Associated Group, LLC, an enterprise primarily engaged in the communications and technology market segments. Previously, Mr. Berkman was President of Microwave Services, Inc., an affiliate of The Associated Group, Inc. which founded Teligent, Inc., a full service, facilities-based communications company utilizing point-to-point and point-to-multipoint wireless technologies. Mr. Berkman also serves on the Boards of Directors of Liberty Satellite & Technology, Inc. and Centerpoint Broadband Technologies, Inc.

  Avram Miller, age 55. Mr. Miller has served as a director of the Company since April 1999. Mr. Miller is currently a strategy and business development consultant. From September 1984 to April 1999, he was employed by Intel Corporation in various capacities, including most recently as Vice President and Director of Corporate Business Development. Mr. Miller also serves on the Boards of Directors of Pacific Century CyberWorks Limited and World Online N.V.

Class III Directors Continuing in Office until the 2002 Annual Meeting

  David S. Wetherell, age 46. Mr. Wetherell has served as Chairman of the Board, President, Chief Executive Officer and Secretary of the Company since 1986. Mr. Wetherell also serves on the Boards of Directors of Engage and NaviSite.

  Robert J. Ranalli, age 63. Mr. Ranalli has served as a director of the Company since June 1998. From March 1994 until his retirement in September 1994, Mr. Ranalli served as President of AT&T Multimedia Services, a division of AT&T Corp. Mr. Ranalli served as President of AT&T Consumer Communications Services, Inc. and Chairman of the Board of AT&T Universal Card Services Corp. and AT&T Transtech Corp. from 1990 to 1994.

Board and Committee Meetings

  During the fiscal year ended July 31, 2000 ("fiscal 2000"), the Board of Directors held 32 meetings (including by telephone conference). During fiscal 2000, all directors attended at least 75% of the meetings of the Board and of the committees on which they served.

  The Board of Directors has an Audit Committee, which assists the Board of Directors in fulfilling its responsibilities to stockholders concerning the Company's financial reporting and internal controls, and facilitates open communication among the Audit Committee, Board of Directors, outside auditors and management. The Audit Committee discusses with management and the outside auditors the financial information developed by the Company, the Company's systems of internal controls and the Company's audit process. The Audit Committee recommends to the Board each fiscal year the independent auditors who will audit the books of the Company for that year. The independent auditors meet with the Audit Committee (both with and without the presence of the Company's management) to review and discuss various matters pertaining to the audit, including the Company's financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee consists of Messrs. Goldman, Ranalli (Chairman) and Miller, each of whom is independent as defined under Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee met three times during fiscal 2000.

  The Board of Directors has a Human Resources and Compensation Committee, which administers the Company's 2000 Stock Incentive Plan, 1986 Stock Option Plan and 1995 Employee Stock Purchase Plan, as well as the Company's cash incentive plans and performance-based stock options. The Human Resources and Compensation Committee approves salaries, bonuses and other compensation arrangements and policies for the Company's officers, including the chief executive officer. The Human Resources and Compensation Committee consists of Messrs. Berkman, Goldman and Miller (Chairman). The Human Resources and Compensation Committee met eight times during fiscal 2000.

  The Board of Directors has a Governance Committee, which makes recommendations to the Board of Directors concerning all facets of the director-nominee selection process. Stockholders wishing to propose director candidates for consideration by the Governance Committee may do so by writing to the Secretary of the Company and providing information specified in the Company's By-Laws, including the candidate's name, biographical data and qualifications. The Company's By-Laws set forth further requirements for stockholders wishing to nominate director candidates for consideration by stockholders including, among other things, that a stockholder must give timely written notice of an intent to make such a nomination to the Secretary of the Company. See "Proposals of Stockholders for 2001 Annual Meeting." The Governance Committee consists of Messrs. Goldman (Chairman), Enright and Ranalli. The Governance Committee did not meet during fiscal 2000, as its functions were carried out by the full Board during such period.

                                  PROPOSAL 2

                     APPROVAL OF 2000 STOCK INCENTIVE PLAN

  On October 18, 2000, the Board of Directors adopted, subject to stockholder approval, the 2000 Stock Incentive Plan (the "2000 Plan"), pursuant to which 15,500,000 shares of Common Stock are reserved for issuance (subject to adjustment in the event of stock splits and other similar events). The 2000 Plan is intended to replace the Company's 1986 Stock Option Plan (the "1986 Plan"). The Board of Directors has adopted the 2000 Plan because it believes that the number of shares currently available for grant under the 1986 Plan will not be sufficient to satisfy the Company's future incentive compensation needs. As of September 15, 2000, there were approximately 4.45 million shares available for grant under the 1986 Plan. Upon the approval by the stockholders of the 2000 Plan, no further option grants shall be made under the 1986 Plan. However, all then-outstanding options under the 1986 Plan shall remain in effect.

Summary of the 2000 Plan

  The principal provisions of the 2000 Plan are summarized below. The summary is qualified in its entirety by reference to the 2000 Plan.

Description of Awards

  The 2000 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code"), nonstatutory stock options and restricted stock awards (collectively "Awards").

  Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company or any of its subsidiaries). Options intended to qualify as incentive stock options may not be granted for a term in excess of ten years (or five years in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company or any of its subsidiaries). The 2000 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

  Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Eligibility To Receive Awards

  Officers, directors, employees, consultants and advisors of the Company, any of the Company's present or future parent or subsidiary corporations (as defined in Sections 424(e) or (f) of the Code), and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors, are eligible to be granted Awards under the 2000 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its present and future parent and subsidiary corporations (as defined in Sections 424(e) or (f) of the Code). The maximum number of shares with respect to which Awards may be granted to any participant under the 2000 Plan may not exceed 5,000,000 shares per calendar year, subject to approval and proportionate adjustments in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar transaction.

  As of October 31, 2000, the Company had approximately 5,880 employees and five non-employee directors, all of whom were eligible to participate in the 2000 Plan. The number of individuals receiving awards varies from year to year depending on various factors, such as the number of promotions and the Company's hiring needs during the year, and thus the Company cannot now determine award recipients. No options or awards have been granted yet under the 2000 Plan.

  On November 3, 2000, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $21.94.

Administration

  The 2000 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Plan and to interpret the provisions of the 2000 Plan. Pursuant to the terms of the 2000 Plan, the Board of Directors may delegate authority under the 2000 Plan to one or more committees of the Board. The Board has authorized the Human Resources and Compensation Committee to administer certain aspects of the 2000 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 2000 Plan, the Board of Directors, the Human Resources and Compensation Committee, or any other committee to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price. If the Company undertakes any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar transaction, appropriate and proportionate adjustments shall be made to (i) the number and class of securities reserved for issuance under the plan, (ii) the number, kind and exercise price of the securities underlying options outstanding at the time of such occurrence, and (iii) the repurchase price of each outstanding restricted stock award.

  Except as otherwise provided in the applicable option agreement, all options granted under the plan shall not be transferable other than by will or the laws of descent and distribution.

  In the event of a merger or other acquisition event, the Board of Directors is required to provide for outstanding options to be assumed or substituted for, by the acquiring or succeeding corporation. If the acquiring or succeeding corporation does not agree to assume, or substitute for, such options, then the Board of Directors shall provide (i) that all options will become exercisable in full prior to the acquisition event and will terminate immediately prior to the consummation of such acquisition event or (ii) for cash payment in exchange for such options.

  If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2000 Plan subject, however, in the case of incentive stock options to any limitations under the Code.

Amendment or Termination

  No Award may be made under the 2000 Plan after October 18, 2010, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2000 Plan, except that after the date of such amendment no Award intended to comply with Section 162(m) of the Code shall become exercisable, realizable or vested unless and until such amendment shall have been approved by the Company's stockholders if necessary under
Section 162(m).

Federal Income Tax Consequences

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2000 Plan and with respect to the sale of common stock acquired under the 2000 Plan.

  The grant of an Award under the 2000 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 2000 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2000 Plan, including in connection with a restricted stock award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition (as defined below). Any such deduction will be subject to the limitations of Section 162(m) of the Code.

  Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

  Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

  If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

  If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

  Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

  With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

  Restricted Stock Awards. A participant will not recognize taxable income upon the grant of a restricted stock award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the common stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

  Upon the disposition of the Common Stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year.

  The Board of Directors recommends that the stockholders vote FOR the adoption of the 2000 Plan.

                                  PROPOSAL 3

                  RATIFICATION OF THE APPOINTMENT OF AUDITORS

  The Board of Directors has appointed KPMG LLP, independent auditors, to audit the Company's consolidated financial statements for the fiscal year ending July 31, 2001, and recommends that the stockholders vote for ratification of such appointment. If the stockholders do not ratify the selection of KPMG LLP as the Company's independent auditors, the selection of such auditors will be reconsidered by the Board of Directors. A representative of KPMG LLP, which served as the Company's auditors in fiscal 2000, is expected to be present at the Meeting to be available to respond to appropriate questions from stockholders and to make a statement if he or she desires to do so.

  The Board of Directors recommends that the stockholders vote FOR the ratification of KPMG LLP to serve as the Company's independent auditors for the current fiscal year.

                            ADDITIONAL INFORMATION

Management

  Officers are elected annually by the Board and serve at the discretion of the Board. Set forth below is information regarding the current executive officers of the Company.

 Name                     Age                      Position
 ----                     ---                      --------
 David S. Wetherell......  46 Chairman of the Board of Directors, President,
                               Chief Executive Officer and Secretary
 Andrew J. Hajducky III..  46 Executive Vice President, Chief Financial Officer
                              and Treasurer
 David S. Andonian.......  43 President, Corporate Development
 Hans G. Hawrysz.........  52 Executive Vice President, Strategy and Planning
 Joel B. Rosen...........  43 President and Chief Executive Officer, NaviSite
 Richard F. Torre........  50 President and Chief Executive Officer, SalesLink

  David S. Wetherell has served as Chairman of the Board, President, Chief Executive Officer and Secretary of the Company since 1986. Mr. Wetherell also serves on the Boards of Directors of Engage and NaviSite.

  Andrew J. Hajducky III has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since October 1995. From 1990 until joining the Company, he was a partner with the public accounting firm of Ernst & Young LLP. Mr. Hajducky also serves on the Boards of Directors of Engage and NaviSite.

  David S. Andonian has served as President, Corporate Development of the Company since August 1999. From December 1997 until July 1999, Mr. Andonian served as President, Internet Group of the Company. Mr. Andonian served as Vice President of Worldwide Marketing of PictureTel Corporation from January 1996 until November 1997. Prior to that, Mr. Andonian held the position of Vice President of Worldwide Marketing and Brand Management at IBM.

  Hans G. Hawrysz has served as Executive Vice President, Strategy and Planning, of the Company since January 1999. From January 1997 until January 1999, Mr. Hawrysz served as the President and Chief Executive Officer of MyWay. From April 1992 to January 1997, Mr. Hawrysz was Executive Vice President of AT&T Universal Card Services.

  Joel B. Rosen has served as the President and Chief Executive Officer of NaviSite since April 1999. From January 1996 to August 1998, Mr. Rosen served as Executive Vice President of Aspen Technology, Inc., an enterprise software and services provider. From August 1988 to January 1996, Mr. Rosen held several management positions within Aspen Technology, including Director of Marketing, Vice President of Marketing and Senior Vice President of Marketing and New Businesses.

  Richard F. Torre has served as President of SalesLink since 1990. In 1996, Mr. Torre was named Chief Executive Officer of SalesLink. From 1990 until 1996, Mr. Torre also served as Chief Operating Officer of SalesLink.

  There are no family relationships between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company.

Director Compensation

  All of the directors of the Company receive reimbursement of expenses incurred with respect to attendance at meetings of the Board and meetings of committees of the Board.

 1999 Stock Option Plan for Non-Employee Directors

  The Company's 1999 Stock Option Plan for Non-Employee Directors (the "Director Plan") was originally adopted by the Board of Directors on October 20, 1999 and approved by the stockholders of the Company on December 17, 1999. All directors of the Company are eligible to receive nonstatutory stock options to purchase shares of Common Stock under the Director Plan, except for any director who (i) is an employee of the Company or any of its subsidiaries or affiliates or (ii) unless otherwise determined by the Board, is an affiliate, employee or designee of an institutional or corporate investor in the Company (an "Affiliated Director").

  Each eligible director who is elected to the Board for the first time will be granted an option to acquire 96,000 shares of Common Stock (the "Initial Option"). Each Affiliated Director who ceases to be an Affiliated Director and is not otherwise an employee of the Company or any of its subsidiaries or affiliates will be granted, on the date such director ceases to be an Affiliated Director but remains as a member of the Board of Directors, an Initial Option to acquire 96,000 shares of Common Stock under the Director Plan. Each Initial Option will vest and become exercisable as to 1/48th of the number of shares of Common Stock originally subject to the option on each monthly anniversary of the date of grant, provided that the optionee serves as a director on such monthly anniversary date.

  On each anniversary of the grant of the Initial Option, each eligible director will automatically be granted an option to purchase 24,000 shares of Common Stock (an "Annual Option"), provided that such eligible director serves as a director on the applicable anniversary date. In addition, each eligible director who received an option under the Company's 1995 Stock Option Plan for Non-Employee Directors will receive an Annual Option on the second anniversary of the date on which such option was granted (or, if later, the date of approval of the Director Plan by the stockholders of the Company), and on each subsequent anniversary date thereof, provided that the optionee serves as a director on the applicable anniversary date. Each Annual Option will vest and become exercisable on a monthly basis as to 1/12th of the number of shares originally subject to the option commencing on the 37th month after the grant date, provided that the optionee then serves as a director on such monthly anniversary date.

  The option exercise price per share for each option granted under the Director Plan shall equal the closing price of the Common Stock on the Nasdaq National Market on the date of grant. Except as otherwise provided in the applicable option agreement, each option granted under the Director Plan shall terminate, and may no longer be exercised, on the date ten years after the date of grant of such option.

  On December 17, 1999, Mr. Goldman was granted an Annual Option under the Director Plan to purchase 24,000 shares of Common Stock at an exercise price of $105.91 per share. On June 8, 2000, Messrs. Berkman and Ranalli were each granted an Annual Option under the Director Plan to purchase 24,000 shares of Common Stock at an exercise price of $60.44 per share. On June 19, 2000, Mr. Goldman was granted an Annual Option under the Director Plan to purchase 24,000 shares of Common Stock at an exercise price of $53.88 per share.

Executive Compensation

 Summary Compensation

  The following table provides certain summary information with respect to the compensation earned by each of the Named Executive Officers for the fiscal years ended July 31, 1998, 1999 and 2000:

                          SUMMARY COMPENSATION TABLE

                                                                              Long-
                                       Annual Compensation              Term Compensation
                              -------------------------------------   ---------------------
                                                                             Awards
                                                                      ---------------------
                                                                      Securities Securities
                                                       Other Annual   Underlying Underlying      All Other
Name and Principal                                     Compensation      CMGI    Subsidiary     Compensation
Position                 Year Salary($)(1) Bonus($)(1)    ($)(2)       Options    Options          ($)(3)
------------------       ---- ------------ ----------- ------------   ---------- ----------     ------------
David S. Wetherell(4)... 2000   $530,000    $481,400     $211,474(5)  3,500,000        --          $3,500
 Chairman, President and
  Chief                  1999    238,542     189,100      131,161(6)        --         --           3,333
 Executive Officer       1998    180,250      75,000          --            --         --           3,647
Andrew J. Hajducky
 III(7)................. 2000    341,000     338,695       77,580(8)    300,000        --           3,890
 Executive Vice
  President,             1999    282,833      98,000          --        240,000        --           4,485
 Chief Financial Officer
  and                    1998    154,976      50,000          --        480,000        --           3,121
 Treasurer
Rodney W. Schrock(9).... 2000    355,900      76,781      103,049(10)   215,000    325,000(11)      3,500
 Former President and
 Chief Executive Officer
 of AltaVista
David S. Andonian(12)... 2000    250,000     100,000          --        250,000        --           3,119
 President, Corporate
 Development
Paul L. Schaut(13)...... 2000    240,000     110,000          --            --         --           1,400
 Former President and
  Chief                  1999    168,364      60,000          --         36,000    800,000(14)      1,383
 Executive Officer of
  Engage                 1998    109,375      37,500          --        160,000  1,200,000(14)        --

--------
 (1) Salary and bonus are reported in the year earned even if not actually paid until the following year. Any compensation that was deferred at the Named Executive Officer's election is included in the salary or bonus column for the year in which it was earned.
 (2) Includes perquisites and personal benefits where such perquisites and benefits exceed the lesser of $50,000 or 10% of the officer's total annual salary and bonus for the year. Any related disclosure in the footnotes addresses only those perquisites and benefits received that exceed 25% of the total perquisites and benefits reported for the officer for the year.
 (3) Amounts set forth in this column represent employer 401(k) plan cash contributions.
 (4) Mr. Wetherell has certain direct compensatory interests in the CMG@Ventures I and CMG@Ventures II venture capital funds and certain indirect compensatory interests in the @Ventures III venture capital funds. For a discussion of such interests, see "Certain Relationships and Related Transactions."
 (5) Of this amount, $190,829 represents certain professional service fees paid by the Company on behalf of Mr. Wetherell and $20,645 represents income attributable to Mr. Wetherell for an automobile leased by the Company.
 (6) Of this amount, $113,465 represents certain professional service fees paid by the Company on behalf of Mr. Wetherell.
 (7) Mr. Hajducky has certain direct compensatory interests in the CMG@Ventures I and CMG@Ventures II venture capital funds and certain indirect compensatory interests in the @Ventures III venture capital funds. For a discussion of such interests, see "Certain Relationships and Related Transactions."

 (8) Of this amount, $65,810 represents certain professional service fees paid by the Company on behalf of Mr. Hajducky and $11,770 represents income attributable to Mr. Hajducky for an automobile leased by the Company.
 (9) Mr. Schrock became an executive officer of the Company in August 1999 upon the Company's acquisition of AltaVista. Mr. Schrock resigned as President and Chief Executive Officer of AltaVista in October 2000.
(10) Represents relocation expenses reimbursed by the Company.
(11) Amount reflects option to purchase shares of common stock of AltaVista awarded to Mr. Schrock during the fiscal year indicated.
(12) Mr. Andonian became an executive officer of the Company in December 1999.
(13) Mr. Schaut resigned as President and Chief Executive Officer of Engage in November 2000.
(14) Amounts reflect options to purchase common stock of Engage awarded to Mr. Schaut during the fiscal year indicated.

 Option Grants In Fiscal Year 2000

  The following table sets forth information concerning grants of options to purchase shares of Common Stock of the Company and shares of common stock of subsidiaries of the Company made to each Named Executive Officer during the fiscal year ended July 31, 2000. No stock appreciation rights were granted during fiscal 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              Individual Grants
                                    -------------------------------------
                                                                                       Potential Realizable
                                                Percentage Of                            Value At Assumed
                                     Number Of  Total Options                         Annual Rates of Stock
                                    Securities   Granted To                           Price Appreciation for
                           Company  Underlying  Employees In   Exercise                 Option Term ($)(4)
                          Granting    Options      Fiscal      Price Per  Expiration ------------------------
Name                       Option   Granted (1)  2000(%)(2)   Share($)(3)    Date        5%          10%
----                      --------- ----------- ------------- ----------- ---------- ----------- ------------
David S. Wetherell......       CMGI    300,000       2.0%       $42.75     9/14/04   $ 3,543,311 $  7,829,791
                               CMGI  3,200,000      21.2         56.13     5/17/05    49,620,169  109,647,596
Andrew J. Hajducky III..       CMGI    200,000       1.3         42.75     9/14/04     2,362,207    5,219,860
                               CMGI    100,000       0.7         39.44     7/24/05     1,089,654    2,407,851
Rodney W. Schrock.......       CMGI    200,000       1.3         42.66     8/17/04     2,357,234    5,208,871
                               CMGI     15,000       0.0         39.44     7/24/05       163,448      361,178
                          AltaVista    325,000       2.0         14.20     1/27/05     1,275,039    2,871,504
David S. Andonian.......       CMGI    150,000       1.0         42.75     9/14/04     1,771,656    3,914,895
                               CMGI    100,000       0.6         39.44     7/24/05     1,089,654    2,407,851

--------
(1) Options vest as to 25% of the shares on the first anniversary of the date of grant and thereafter in equal monthly installments over the next 36 months.
(2) CMGI granted options to employees covering an aggregate of 15,089,824 shares of Common Stock during fiscal 2000, which amount includes options covering an aggregate of 1,619,449 shares granted in substitution of options granted by companies acquired by CMGI. In addition, CMGI assumed options covering an additional 8,637,150 shares of Common Stock in connection with acquisitions.
(3) The exercise price per share of each option was determined to be equal to the fair market value per share of the underlying stock on the date of grant.
(4) Amounts reported in these columns represent hypothetical amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the underlying common stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock and subsidiary common stock holdings are dependent on the timing of such exercise and the future performance of the underlying common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

 2000 Aggregated Option Exercises and Fiscal Year-End Option Values

  The following table sets forth information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended July 31, 2000 and stock options held as of July 31, 2000 by each Named Executive Officer.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                 Number Of
                                                                Securities
                                                                Underlying
                                     Shares                 Unexercised Options   Value Of Unexercised In-
                           Company  Acquired     Value       At July 31, 2000       The-Money Options At
                          Granting     On       Realized       Exercisable /     July 31, 2000 Exercisable
Name                       Option   Exercise     ($)(1)        Unexercisable       / Unexercisable ($)(2)
----                      --------- --------- ------------ --------------------- --------------------------
David S. Wetherell......  CMGI      2,400,000 $102,499,920 2,691,776 / 5,420,000 $101,503,374 / $72,400,704
Andrew J. Hajducky III..  CMGI         85,000    6,421,223     338,997 / 596,003    12,386,644 / 10,372,098
Rodney W. Schrock.......  CMGI         84,474    7,006,104          -- / 215,000                    -- / --
                          AltaVista       --           --    325,000 / 1,137,500      2,427,750 / 6,069,375
David S. Andonian.......  CMGI        152,500   15,153,017     535,831 / 881,669    19,365,961 / 22,829,130
                          Engage          --           --        65,983 / 36,185          594,668 / 326,115
                          NaviSite        --           --         16,145 / 8,855          653,517 / 358,433
                          NaviPath        --           --          8,072 / 4,428           105,340 / 57,785
                          MyWay           --           --         16,145 / 8,855            30,030 / 16,470
Paul L. Schaut..........  CMGI         41,248    5,067,677       18,584 / 69,502        662,197 / 2,477,067
                          Engage       50,000      739,125     466,665 / 983,335      3,043,530 / 5,727,595

--------
(1) With respect to CMGI and Engage options, the value realized is based on the difference between the option exercise price of such options and the closing price of the underlying common stock on the Nasdaq National Market on the date of exercise.
(2) With respect to CMGI, Engage and NaviSite options, the value of the unexercised in-the-money options is based on the difference between the closing price of the underlying common stock on the Nasdaq National Market on July 31, 2000, which closing price was $37.88 for CMGI, $9.13 for Engage and $40.56 for NaviSite, and the applicable option exercise prices. With respect to the AltaVista options, the value of the unexercised in-the-money options is based on the difference between $14.20, which was the approximate fair market value per share of the AltaVista common stock on July 31, 2000, as determined by an independent valuation consultant and approved by the AltaVista Board of Directors, and the applicable option exercise prices. With respect to the NaviPath options, the value of the unexercised in-the-money options is based on the difference between $13.13, which was the approximate fair market value per share of the NaviPath common stock on July 31, 2000, as preliminarily determined by an independent valuation consultant, and the applicable option exercise prices. With respect to the MyWay options, the value of the unexercised in-the-money options is based on the difference between $2.86, which was the approximate fair market value per share of the MyWay common stock on July 31, 2000, as preliminarily determined by an independent valuation consultant, and the applicable option exercise prices.

Human Resources and Compensation Committee Report

  The Human Resources and Compensation Committee of the Board of Directors (the "Compensation Committee") consists of three directors who are not employees of the Company. The Compensation Committee regularly reviews and approves generally all compensation and fringe benefit programs of the Company and also reviews and determines the actual compensation of the Company's executive officers, as well as all stock option grants, performance-based stock options and cash incentive awards to all key employees. The Compensation Committee also reviews and makes recommendations to the Board on policies and programs for the development of management personnel and management structure and organization. The Compensation Committee reviews and administers the Company's 2000 Stock Incentive Plan, 1986 Stock Option Plan and 1995 Employee Stock Purchase Plan. The Compensation Committee reviews executive compensation reports prepared by independent organizations in order to evaluate the appropriateness of its executive compensation program.

  The Compensation Committee uses its base salary and incentive bonus program for the Company's executive officers in order to enhance short-term profitability and stockholder value and uses stock options, performance-based stock options and long-term cash incentive awards to enhance long-term growth in profitability, return on equity and stockholder value. In order to meet these objectives, the Compensation Committee first sets base salaries for the Company's executive officers for each fiscal year based on a review of average base salaries among competitive peer groups and then sets target incentive bonus awards comprising varying percentages of total target compensation depending on the position being reviewed.

  The Compensation Committee reviews the Company's annual performance plan for the ensuing fiscal year and sets specific incentive target bonus awards which are directly linked to the short-term financial performance of the Company as a whole. The executive officers of the Company then have an opportunity to earn a 25% payout of their individual target bonuses in each fiscal quarter provided that the Company meets or exceeds its performance plan for that quarter. These quarterly bonuses are prorated to the extent that the Company achieves a portion of its performance plan. If the full amount of the quarterly bonuses is not earned in a fiscal quarter, the executive officers have an opportunity to improve performance and thereby to earn retroactively the full amount of the target quarterly bonuses to the extent not earned in prior quarters. The annual performance plan is based on operating income before extraordinary gains and losses and before taxes. The Compensation Committee has complete discretionary authority to award full bonuses or special bonuses for special achievements.

  The Compensation Committee also grants stock options to executive officers and other key employees of the Company and its subsidiaries in order to focus the efforts of these employees on the long-term enhancement of profitability and stockholder value.

  With respect to the Chief Executive Officer of the Company, the Compensation Committee has utilized a base salary and incentive bonus, with the bonus being based on individual performance with respect to each fiscal year. In November 1993, the Company entered into an Employment Agreement with Mr. Wetherell and in connection therewith issued to him a stock option for the purchase of 4,800,000 shares of Common Stock of the Company. See "Employment Agreements and Severance and Change of Control Arrangements." On September 14, 1999, the Compensation Committee granted Mr. Wetherell an option to purchase 300,000 shares of Common Stock at an exercise price of $42.75 per share as part of the Company's annual option reload program. On May 17, 2000, as an incentive for Mr. Wetherell to continue providing the Company with first-class leadership and to guide the Company towards strengthening its position as the leading global Internet operating and development company, the Compensation Committee granted Mr. Wetherell an additional stock option to purchase 3,200,000 shares of Common Stock at an exercise price of $56.13 per share.

  For a discussion of the Company's @Ventures Internet investment and development entities, and the interests of Messrs. Wetherell and Hajducky therein, see "Certain Relationships and Related Transactions."

  Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and four other most highly compensated officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company has limited the number of shares subject to stock options which may be granted to Company employees in a manner that complies with the performance-based requirements of Section 162(m). While the Compensation Committee does not currently intend to qualify its annual cash incentive awards as a performance-based plan, it will continue to monitor the impact of Section 162(m) on the Company.

  The Compensation Committee believes that the foregoing combination of base salaries, incentive bonuses, stock options, performance-based stock options and long-term cash incentives have helped develop a senior management group dedicated to achieving significant improvement in both the short-term and long-term financial performance of the Company.

                                          HUMAN RESOURCES AND COMPENSATION
                                          COMMITTEE
                                          Avram Miller, Chairman
                                          William H. Berkman
                                          Craig D. Goldman

Audit Committee Report

  The Audit Committee of the Board of Directors (the "Audit Committee") has reviewed and discussed the Company's audited financial statements for fiscal 2000 with the Company's management. The Audit Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 and has discussed with KPMG its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2000.

                                          AUDIT COMMITTEE
                                          Robert J. Ranalli, Chairman
                                          Craig D. Goldman
                                          Avram Miller

  The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any of the Company's previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by the Company in any such filing.

Certain Relationships and Related Transactions

  The Company has several Internet investment and development entities in which the Company's interests are reflected principally through its ownership of CMG@Ventures Capital Corp. and CMG@Ventures, Inc., wholly owned subsidiaries of the Company. CMG@Ventures Capital Corp. and CMG@Ventures, Inc. are entitled to (i) an interest ranging from approximately 77.5% to 80% of the net capital gains realized by CMG@Ventures I, LLC (which percentage varies depending on the date on which the investment generating the particular net capital gain was made) and (ii) approximately 80% of the net capital gains realized by CMG@Ventures II, LLC. CMG@Ventures Capital Corp. is entitled (x) through its ownership of an interest in @Ventures Partners III, LLC, the general partner of @Ventures III, L.P. and @Ventures Foreign Fund III, L.P., to approximately 2% of the net capital gains realized by @Ventures III, L.P. and @Ventures Foreign Fund III, L.P., and (y) to approximately 80% of the net capital gains realized by CMG @Ventures III, LLC.

  In April 1995, the Company formed the first of its Internet investment and development entities, CMG@Ventures, L.P., a Delaware limited partnership. In February 1998, CMG@Ventures, L.P. was reorganized as a limited liability company under the name CMG@Ventures I, LLC ("CMG@Ventures I"). In October 1996, the Company formed a second Internet investment and development entity, CMG@Ventures II, LLC ("CMG@Ventures II"), a Delaware limited liability company. The purpose of both CMG@Ventures I and CMG@Ventures II is to invest in securities of companies seeking to further the commercialization of the Internet and other interactive media.

  Mr. Wetherell is a profit member (as defined in the limited liability company agreement) of CMG@Ventures I, and in that capacity owns an approximately 8.5% carried interest in the net realized gains (as defined in the limited liability company agreement) of CMG@Ventures I. Mr. Wetherell's interest in CMG@Ventures I vests over 40 calendar quarters, with 3.75% of his interest vesting in each of the first 20 quarters and 1.25% of his interest vesting in each of the remaining 20 quarters. Mr. Wetherell is a managing member of CMG@Ventures II and in that capacity owns a 7.75% carried interest in the net realized gains (as defined in the operating agreement) of CMG@Ventures II. Mr. Wetherell's interest in CMG@Ventures II vests over 20 calendar quarters, with 5% of the total interest becoming vested in each quarter.

  Mr. Hajducky is a profit member of CMG@Ventures I, and in that capacity owns an approximately 0.5% carried interest in the net realized gains of CMG@Ventures I. Mr. Hajducky's interest in CMG@Ventures I vests over 40 calendar quarters, with 3.75% of his interest vesting in each of the first 20 quarters and 1.25% of his interest vesting in each of the remaining 20 quarters. Mr. Hajducky is a managing member of CMG@Ventures II and in that capacity owns a 0.5% carried interest in the net realized gains of CMG@Ventures II. Mr. Hajducky's interest in CMG@Ventures II vests over 20 calendar quarters, with 5% of the total interest becoming vested in each quarter.

  From August 1, 1999 through October 31, 2000, CMG@Ventures I and CMG@Ventures II allocated the following shares of common stock to the accounts of Messrs. Wetherell and Hajducky:

                            Number of      Number of
                             Shares          Shares
                          Allocated to    Allocated to                     Entity
                         Mr. Wetherell's Mr. Hajducky's    Date of       Allocating
      Company Name           Account        Account       Allocation       Shares
      ------------       --------------- -------------- -------------- ---------------
Amazon.com, Inc.........       8,496            548      November 1999 CMG@Ventures II
Critical Path, Inc......     127,469          8,223      November 1999 CMG@Ventures II
Silknet Software, Inc.
 (A)....................     208,203         13,432      November 1999 CMG@Ventures II
Hollywood Entertainment
 Corporation............     155,021         10,001       January 2000 CMG@Ventures II
Ventro Corporation
 (formerly Chemdex
 Corporation)...........     206,839         13,345      February 2000 CMG@Ventures II
marchFIRST, Inc.........         905             53        August 2000 CMG@Ventures I
Lycos, Inc..............      48,858          2,847     September 2000 CMG@Ventures I
Vicinity Corporation....       3,104            200     September 2000 CMG@Ventures II
Vicinity Corporation....     448,797         26,151       October 2000 CMG@Ventures I

--------
(A) Silknet Software, Inc. was acquired by Kana Communications, Inc. in April 2000 in a merger in which each share of common stock of Silknet Software, Inc. converted into 1.66 shares of common stock of Kana Communications, Inc.

  During fiscal 2000, cash of $146,109 and $9,426 was allocated to the accounts of Messrs. Wetherell and Hajducky, respectively, in their capacity as profit members of CMG@Ventures II.

  From August 1, 1999 through October 31, 2000, Messrs. Wetherell and Hajducky received the following distributions of their previously allocated shares of common stock from CMG@Ventures I and CMG@Ventures II:

                           Number of      Number of
                             Shares         Shares                       Entity
                         Distributed to Distributed to    Date of     Distributing
      Company Name       Mr. Wetherell   Mr. Hajducky  Distribution      Shares
      ------------       -------------- -------------- ------------- ---------------
Yahoo!, Inc. ...........     69,612          2,028     December 1999 CMG@Ventures I
Amazon.com, Inc. .......     21,083          1,358      January 2000 CMG@Ventures II
Critical Path, Inc. ....     82,855          5,345      January 2000 CMG@Ventures II
Yahoo!, Inc. ...........      2,570            166      January 2000 CMG@Ventures II
Hollywood Entertainment
 Corporation............    100,764          6,501     February 2000 CMG@Ventures II
Lycos, Inc. ............    547,375         31,891     February 2000 CMG@Ventures I
PTEK Holdings, Inc.
 (formerly Premiere
 Technologies, Inc.)....      4,186            244     February 2000 CMG@Ventures I
Yahoo!, Inc. ...........     46,407          4,057        April 2000 CMG@Ventures I
Yahoo!, Inc. ...........      5,138            331        April 2000 CMG@Ventures II
Kana Communications,
 Inc. ..................    276,494         17,838         July 2000 CMG@Ventures II
Lycos, Inc. ............     98,681         12,659      October 2000 CMG@Ventures I
PTEK Holdings, Inc. ....      1,395            146      October 2000 CMG@Ventures I
Yahoo!, Inc. ...........     11,601          2,028      October 2000 CMG@Ventures I

  In October 1999, Messrs. Wetherell and Hajducky received distributions of their previously allocated options to purchase 72,436 and 3,722 shares, respectively, of Yahoo!, Inc. common stock at a purchase price per share of $0.654.

  During fiscal 2000, Mr. Wetherell received distributions of $8,849 and $94,971 of his previously allocated cash amounts from CMG@Ventures I and CMG@Ventures II, respectively. During fiscal 2000, Mr. Hajducky received distributions of $516 and $6,127 of his previously allocated cash amounts from CMG@Ventures I and CMG@Ventures II, respectively. In October 2000, Messrs. Wetherell and Hajducky received distributions of $2,950 and $309, respectively, of their previously allocated cash amounts from CMG@Ventures I.

  During fiscal 2000, Mr. Wetherell received a distribution of $26,270 of the amount allocated to his account pursuant to the CMG@Ventures, Inc. Deferred Compensation Plan. Such amount had been allocated to the account of Mr. Wetherell during fiscal year 1997 in his capacity as a profit member of CMG@Ventures I.

  During fiscal year 1999, the Company formed the @Ventures III venture capital funds to invest in emerging Internet service and technology companies. Messrs. Wetherell and Hajducky each have indirect compensatory interests in the funds. The @Ventures III funds consist of three funds that generally invest together in each portfolio company according to stated percentages: (i) @Ventures III, L.P. (with total committed capital of approximately $168.0 million); (ii) @Ventures Foreign Fund III, L.P. (with total committed capital of approximately $50.5 million); and (iii) CMG@Ventures III, LLC (with total committed capital of approximately $56.0 million, all of which is from CMG@Ventures Capital Corp.). Each of the three funds is managed by @Ventures Partners III, LLC, which is entitled to approximately 20% of the cumulative net realized gains from the funds. Mr. Wetherell is a voting managing member of @Ventures Partners III, LLC, and Mr. Hajducky is a nonvoting managing member of @Ventures Partners III, LLC. Messrs. Wetherell and Hajducky are entitled to approximately 25.3% and 6.3%, respectively, of all amounts distributed by the funds to @Ventures Partners III, LLC. Messrs. Wetherell's and Hajducky's interests in @Ventures Partners III, LLC are subject to vesting over 20 calendar quarters commencing with the date of formation of @Ventures Partners III, LLC. The other members of @Ventures Partners III, LLC consist of
(i) individuals who provide management services to the funds and (ii) CMG@Ventures Capital Corp., a direct wholly owned subsidiary of the Company, which has a 10% interest in all of the amounts distributed by @Ventures Partners III, LLC.

  @Ventures Investors, LLC is required to co-invest with the other @Ventures III funds. @Ventures Investors, LLC invests 2.0% of the aggregate amount to be invested by the three funds and @Ventures Investors, LLC in each portfolio company investment. Mr. Wetherell has an approximately 24.8% interest in @Ventures Investors, LLC, and Mr. Hajducky has an approximately 6.2% interest. Messrs. Wetherell's and Hajducky's future rights to participate in investments of @Ventures Investors, LLC are contingent upon their continued involvement with the @Ventures III funds, the Company, or any affiliates of either.

  From August 1, 1999 through October 31, 2000, @Ventures Partners III, LLC and @Ventures Investors, LLC allocated the following shares of common stock to the accounts of Messrs. Wetherell and Hajducky:

                            Number of      Number of
                             Shares          Shares
                          Allocated to    Allocated to
                         Mr. Wetherell's Mr. Hajducky's    Date of
      Company Name           Account        Account       Allocation    Entity Allocating Shares
      ------------       --------------- -------------- -------------- ---------------------------
Ventro Corporation......     187,535         46,903          June 2000 @Ventures Partners III, LLC
Ventro Corporation......      25,540          6,386     September 2000 @Ventures Investors, LLC
Yahoo!, Inc.............       4,900          1,225       October 2000 @Ventures Partners III, LLC
Yahoo!, Inc.............       2,299            574       October 2000 @Ventures Investors, LLC

  From August 1, 1999 through October 31, 2000, Messrs. Wetherell and Hajducky received the following distributions of their previously allocated shares of common stock from @Ventures Partners III, LLC and @Ventures Investors, LLC:

                           Number of      Number of
                             Shares         Shares
                         Distributed to Distributed to
      Company Name       Mr. Wetherell   Mr. Hajducky  Date of Distribution Entity Distributing Shares
      ------------       -------------- -------------- -------------------- ---------------------------
Ventro Corporation......     75,014         18,761             June 2000    @Ventures Partners III, LLC
Ventro Corporation......     25,540          6,386        September 2000    @Ventures Investors, LLC
Yahoo!, Inc.............      1,960            490          October 2000    @Ventures Partners III, LLC
Yahoo!, Inc.............      2,299            574          October 2000    @Ventures Investors, LLC

  @Ventures Management, LLC was formed in May 1998 to provide management services to investment funds, including: CMG @Ventures I, LLC; CMG @Ventures II, LLC; @Ventures III, L.P; @Ventures Foreign Fund III, L.P; and CMG @Ventures III, LLC. @Ventures Management, LLC receives annual management fees from each of @Ventures III, L.P., @Ventures Foreign Fund III, L.P. and CMG @Ventures III, LLC equal to approximately 2% of the capital committed to such fund. Mr. Wetherell is a voting member of @Ventures Management, LLC. Mr. Wetherell has an approximately 28% interest in the net income of @Ventures Management, LLC. Mr. Hajducky is a nonvoting member of @Ventures Management, LLC. Mr. Hajducky has an approximately 7% interest in the net income of @Ventures Management, LLC.

  During fiscal 2000, Messrs. Wetherell and Hajducky received cash distributions of $712,300 and $189,300, respectively, in their capacities as members of @Ventures Management LLC.

  On August 18, 1999, the Company consummated the transactions contemplated by the Purchase and Contribution Agreement dated as of June 29, 1999 by and among the Company, Compaq, Digital Equipment Corporation ("Digital"), AltaVista Company, a wholly owned subsidiary of Digital ("AV"), and Zoom Newco Inc., a wholly owned subsidiary of the Company ("Newco") (as amended, the "Purchase and Contribution Agreement"). Pursuant to the Purchase and Contribution
Agreement: (i) Compaq and Digital transferred to the Company all of the outstanding capital stock of Shopping.com, a California corporation, and 51.6% of the outstanding capital stock of Zip2Corp., a California corporation ("Zip2") (collectively, the "Digital Assets"), in exchange for promissory notes of the Company in the aggregate principal amount of $220 million, (ii) the

Company contributed the Digital Assets, 37,989,950 shares of Common Stock of the Company and 18,090.45 shares of Series D Preferred Stock of the Company to Newco, and Newco issued 105,943,651 shares of Newco Common Stock to the Company, (iii) Compaq and Digital contributed certain assets and liabilities (including the remaining outstanding shares of Zip2) constituting the AV division of Digital to Newco and sold certain assets and liabilities to Newco's indirect subsidiary Kasempa Limited, an Irish single member private company, in exchange for 37,989,950 shares of Common Stock of the Company, 18,090.45 shares of Series D Preferred Stock of the Company and 24,056,349 shares of Newco Common Stock and (iv) Newco changed its corporate name to AltaVista Company ("AltaVista").

  As a result of the transactions contemplated by the Purchase and Contribution Agreement, AltaVista (formerly Newco) acquired the assets and liabilities constituting the AV division of Digital, the Company was issued 105,943,651 shares (81.5%) of AltaVista Common Stock and Digital was issued the remaining 24,056,349 shares (18.5%) of outstanding AltaVista Common Stock. On October 28, 1999, the 18,090.45 shares of Series D Preferred Stock held by Compaq/Digital converted into 3,618,090 shares of Common Stock.

  The promissory notes of the Company issued to Compaq and Digital are due on August 18, 2002. Interest on the notes, at a rate of 10.5% per annum, is due and payable semiannually on each February 18 and August 18 until the notes are paid in full. Any principal and interest on the notes is payable, at the option of the Company, in cash, marketable securities (as defined in the notes) or any combination thereof. On February 18, 2000, the Company made payments in the aggregate amount of $11.6 million to Compaq in satisfaction of interest due and payable on the notes. On August 18, 2000, the Company issued an aggregate of 312,547 shares of Common Stock to Compaq in satisfaction of interest due and payable on the notes.

  Pursuant to the terms of the Purchase and Contribution Agreement, so long as Compaq owns at least 5% of the issued and outstanding stock of the Company, Compaq shall have the right to designate a member of the Board of Directors of the Company. Mr. Enright, Vice President of Corporate Development of Compaq, currently serves on the Board as the designee of Compaq.

  In connection with the AltaVista acquisition, the Company and Compaq entered into a strategic business agreement pursuant to which each party agreed to promote and purchase, in some cases, the products or services of the other. These arrangements include (i) the payment of fees by the Company to Compaq for certain Internet traffic directed by Compaq to designated web sites of the Company or its subsidiaries, (ii) an agreement by the Company to spend a specified portion of its information technology budget on products or services offered by Compaq that meet the Company's requirements, (iii) an agreement between the Company and Compaq to provide one another its services and/or products on terms equal to its most favorable then-offered pricing terms, and
(iv) an agreement to create a joint marketing fund for marketing activities which promote the parties' strategic relationship, products and services. In fiscal 2000, the Company made payments totaling approximately $61 million pursuant to the strategic business agreement for directed traffic and products and services from Compaq.

  AltaVista has issued a convertible demand note to Compaq as payment for all debt incurred by AltaVista to Compaq. Under the note, debt accrues interest at a rate of 7% per year, compounded monthly until the day Compaq elects to convert the debt into shares of Series A Convertible Preferred Stock of AltaVista. Each share of Series A Convertible Preferred Stock of AltaVista is currently convertible into thirteen shares of common stock of AltaVista. As of October 31, 2000, Compaq owned 98,694.9 shares of Series A Convertible Preferred Stock, convertible into 1,283,033 shares of AltaVista common stock. As of October 31, 2000, AltaVista owed Compaq $2.9 million under the note, and Compaq has the right to provide AltaVista with additional convertible debt financing in the future based on the amount of funding provided by the Company and the percentage ownership of AltaVista by the Company and Compaq at the end of each quarter. Any future funding provided by Compaq is convertible into shares of Series A Convertible Preferred Stock of AltaVista.

  In August 1999, AltaVista and Compaq entered into a Customer Services Software Product Services Agreement. Compaq agreed to supply level 1 software support services to purchasers of AltaVista's software, and Compaq agreed to pay AltaVista a portion of the fees received for subscription services plus $50,000 per quarter for AltaVista's provision of level 2 and 3 support. Through October 31, 2000, AltaVista had received approximately $160,000 under the agreement.

  In November 1999, AltaVista entered into a Master Lease and Financing Agreement with Compaq Financial Services Corporation ("Compaq Financial"), a subsidiary of Compaq. Pursuant to the agreement, Compaq Financial may lease equipment and computer software programs to AltaVista and provide financing for license fees related to computer software programs and other services. As of October 31, 2000, AltaVista's outstanding balance under the agreement was approximately $31.7 million. In May 2000, AltaVista entered into an addendum to the Master Lease and Financing Agreement pursuant to which Compaq Financial has agreed to lease equipment and computer software programs to AltaVista in the United Kingdom. As of October 31, 2000, AltaVista's outstanding balance under the addendum was approximately $3.9 million.

  In December 1999, AltaVista and Compaq entered into a Business Partner Agreement pursuant to which Compaq agreed to resell AltaVista's search technology. Through October 31, 2000, AltaVista had received approximately $614,000 under the agreement.

  In July 1999, Engage sold 1,876,000 shares of its common stock to Compaq in exchange for approximately $13 million.

  In January 2000, in connection with the acquisition by MyWay of Zip2 from AltaVista, Compaq acquired an aggregate of 4,402,719 shares of common stock of MyWay (representing an approximate 6.6% interest in MyWay) in exchange for Compaq's ownership interest in Zip2.

  In April 2000, CMGion, a subsidiary of the Company, sold 457,142 shares of its Series C Convertible Preferred Stock (representing an approximate 4.4% interest in CMGion) to Compaq in exchange for approximately $20 million.

  In April 2000, NaviPath sold 225,394 shares of its Series C Convertible Preferred Stock (representing an approximate 0.6% interest in NaviPath) to Compaq in exchange for approximately $3 million.

  In June 2000, the Company acquired an approximate 33% ownership interest in Freeup LLC ("Freeup"), a new joint venture company that expects to provide online productivity services to support the IT function and IT professionals and employees of corporations and enterprises. Pursuant to the terms of the acquisition agreement, the Company, among other things, (i) issued and sold 42,230 shares of its Common Stock to Compaq for an aggregate purchase price of $3,000,000, (ii) issued and sold 61,234 shares of its Common Stock to CPCG Holdings, Inc., a wholly owned subsidiary of Compaq ("CPCG"), in exchange for certain of the outstanding membership interests in Freeup then held by CPCG, and (iii) paid $6,000,000 to Freeup for additional membership interests in Freeup. Subsequently, in August 2000, the Company's ownership interest in Freeup increased to approximately 41% when, pursuant to the terms of the acquisition agreement, the Company (i) issued and sold 28,153 shares of its Common Stock to Compaq for an aggregate purchase price of $2,000,000 and (ii) paid $4,000,000 to Freeup for additional membership interests in Freeup.

  In June 2000, Engage sold 1,665,278 shares of its common stock to Compaq in exchange for approximately $25 million.

  In July 2000, Engage entered into a Software Distribution Agreement with Compaq, pursuant to which Compaq has agreed to market and distribute certain software products and technology of Engage on a worldwide basis. The agreement has a one-year term and is renewable on an annual basis. In the fourth quarter of fiscal 2000, Engage recorded approximately $13.2 million of software revenue under the agreement.

  During fiscal 2000, AltaVista made payments totaling approximately $125,000 to Boduck Motor Sports, LLC, a limited liability company controlled by Mr. Hajducky, for sponsorship and advertising fees related to a racecar owned by such entity.

Stock Performance Graph

  The graph below compares the cumulative total stockholder return of the Company's Common Stock from July 31, 1995 through July 31, 2000 with the cumulative total return of the Nasdaq Stock Market Index (U.S.) and the Nasdaq Computer and Data Processing Services Index during the same period. Management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock performance.

                                    [GRAPH]

                                            Cumulative Total Return
                          -----------------------------------------------------------
                          July 1995 July 1996 July 1997 July 1998 July 1999 July 2000
                          --------- --------- --------- --------- --------- ---------
CMGI, Inc...............    $100      $120      $193     $1,606    $8,693    $7,143
Nasdaq Stock Market
 Index (U.S.)...........     100       109       161        189       271       385
Nasdaq Computer and Data
 Processing Services
 Index..................     100       112       175        231       345       467

  The graph shown above assumes that $100 was invested in the Company's Common Stock and in each index on July 31, 1995. In addition, the total returns for the Company's Common Stock and the indexes used assume the reinvestment of all dividends. On July 31, 1997, the Company paid a dividend of one share of the common stock of Lycos for every 64 shares of the Company's Common Stock held. On July 31, 1997, the closing price for a share of the common stock of Lycos was $4.71875. The graph assumes that the Lycos common stock received as a dividend was sold on the date received and that the proceeds of such sale, as well as the proceeds for the fractional shares of Lycos, were used to purchase additional shares of the Company's Common Stock on July 31, 1997. Fractional shares of Lycos common stock were paid out on July 31, 1997 based upon the closing price of the Lycos common stock on June 5, 1997.

Employment Agreements and Severance and Change of Control Arrangements

  The Company is a party to an Employment Agreement, dated as of November 9, 1993, as amended, with David S. Wetherell, providing for the employment of Mr. Wetherell as President and Chief Executive Officer of the Company. The agreement provides for a term of employment through July 31, 2003 and a minimum annual base salary that is currently $530,000. The agreement also provides for annual incentive awards in amounts to be determined by the Compensation Committee, participation in all benefits made available to senior executives generally and salary continuation for the shorter of two years or the remaining term of the agreement in the event (i) Mr. Wetherell terminates his employment following a Change of Control of the Company (as defined), or
(ii) Mr. Wetherell's employment is terminated by the Company other than for Cause (as defined); except that the two-year limit shall not apply in either event if the Company has achieved certain specified performance goals. The minimum annual base salary may be increased from time to time at the discretion of the Compensation Committee; provided that it may not thereafter be reduced without Mr. Wetherell's consent except as part of a general reduction in executive salaries. The agreement contains non-competition covenants in favor of the Company through July 31, 2005.

  Pursuant to the employment agreement, on November 9, 1993, Mr. Wetherell was also granted a non-qualified stock option under the Company's 1986 Stock Option Plan to purchase 4,800,000 shares of Common Stock at an exercise price of $0.165 per share. The option becomes exercisable in ten annual installments of 480,000 shares each, beginning on November 1, 1994, and ending on November 1, 2003, but only if and to the extent that the Company meets certain performance goals as determined by the Compensation Committee. In any event, the option becomes exercisable in full (to the extent not previously exercisable) on November 1, 2003. In the event Mr. Wetherell terminates his employment following a Change of Control of the Company, a percentage of all remaining installments of his stock option would become exercisable, equal to the percentage of installments that had previously become exercisable. In the event Mr. Wetherell's employment is terminated by the Company other than for Cause, a percentage of up to three remaining installments of his stock option would become exercisable, equal to the percentage of installments that had previously become exercisable.

  Any compensation payable under the employment agreement to Mr. Wetherell contingent on a Change of Control of the Company which qualifies as a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended, shall be limited to the maximum amount that may be paid to him without any part of such compensation being deemed an excess parachute payment under the Code.

  The Limited Liability Company Agreement of CMG@Ventures I, LLC provides that, upon a change of control (as defined), each profit member, including Messrs. Wetherell and Hajducky, may elect, within two months of the date of the change of control, to have CMG@Ventures I, LLC repurchase all, and not less than all, of the interest in CMG@Ventures I, LLC held by such profit member at the fair market value of such interest as determined by an independent appraisal pursuant to a procedure set forth in the Limited Liability Company Agreement. A change of control is defined to mean, among other things, a change of control of the Company (i) which has not been approved by a majority of all of the members of the Board of Directors of the Company, or (ii) which has been approved by a majority of all the members of the Board of Directors of the Company but which has not been approved by a majority in interest of the profit members of CMG@Ventures I, LLC and which is likely by its terms to have a material adverse effect upon the business and prospects of CMG@Ventures I, LLC and which change of control in either event is of a nature that would be required to be reported in response to Items 6(e) or 14(i), (iv) or (v) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provided that, in the case of a change of control reportable under Item 6(e), such change of control involves the acquisition by any "person" (as such term in used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but expressly excluding Mr. Wetherell) of beneficial ownership, directly or indirectly, of securities or interests in the Company which represent more than 30% of the combined voting power of the Company's outstanding securities.

  The Operating Agreement of CMG@Ventures II, LLC provides that, upon a change of control (as defined), each managing member, including Messrs. Wetherell and Hajducky, may elect, within two months of the date of the change of control, to have CMG@Ventures II, LLC repurchase all, and not less than all, of the interest in CMG@Ventures II, LLC held by such managing member at the fair market value of such interest as determined by an independent appraisal pursuant to a procedure set forth in the Operating Agreement. A change of control is defined to mean, among other things, a change of control of the Company (i) which has not been approved by a majority of all of the members of the Board of Directors of the Company, or (ii) which has been approved by a majority of all the members of the Board of Directors of the Company but which has not been approved by a majority in interest of the members of CMG@Ventures II, LLC and which is likely by its terms to have a material adverse effect upon the business and prospects of CMG@Ventures II, LLC and which change of control in either event is of a nature that would be required to be reported in response to Items 6(e) or 14(i), (iv) or (v) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, provided that, in the case of a change of control reportable under Item 6(e), such change of control involves the acquisition by any "person" (as such term in used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but expressly excluding Mr. Wetherell) of beneficial ownership, directly or indirectly, of securities or interests in the Company which represent more than 30% of the combined voting power of the Company's outstanding securities.

  Mr. Rosen has an agreement that provides in the event that there is a change of control of the Company or NaviSite during his employment, after which he is terminated without cause or after which there is a substantive change in his job title, responsibilities or location of employment or a reduction in his compensation, then all of his outstanding options to purchase shares of common stock of the Company and NaviSite shall immediately become fully vested.

  Mr. Schaut and Engage have entered into an Executive Retention Agreement, dated as of October 10, 2000, that provides in the event that his employment is terminated by Engage other than for Cause (as defined) or by Mr. Schaut for Good Reason (as defined), then Engage shall pay Mr. Schaut a severance payment equal to his then-current annual base salary, payable in 24 semi-monthly installments. In addition, the vesting of all then-outstanding options to purchase shares of Engage common stock shall be accelerated by one year. The agreement has an initial term that expires on July 31, 2001 and shall be renewable by Engage for one additional year thereafter. Mr. Schaut resigned as President and Chief Executive Officer of Engage in November 2000.

  Mr. Schrock and AltaVista have entered into a Transition Agreement and Release, dated as of October 17, 2000, in connection with Mr. Schrock's resignation as President and Chief Executive Officer of AltaVista. Pursuant to the agreement, Mr. Schrock agreed to become an advisor to the AltaVista through April 16, 2001, and will continue to receive his current base salary and medical and dental insurance benefits through such date. In addition, AltaVista agreed to make mortgage subsidy payments to Mr. Schrock of approximately $68,000 and waived Mr. Schrock's obligation to repay his relocation expenses in connection with his move from Houston to the Palo Alto area.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission.

  Except as described below, and based solely on its review of the copies of such forms received or written representations from certain reporting persons, the Company believes that, during fiscal 2000, its officers, directors and ten-percent stockholders complied with all applicable Section 16(a) filing requirements applicable to such individuals.

  Mr. Torre reported the exercise of options for 12,000 shares of Common Stock on January 6, 2000 and the exercise of options for 4,000 shares of Common Stock on January 14, 2000 and the subsequent sales of such shares on such dates on a Form 4 filed on March 9, 2000.

  Mr. Schaut reported the exercise of options for 10,000 shares of Common Stock and the subsequent sale of such shares on April 14, 2000 on a Form 4 filed on June 9, 2000.

Annual Report on Form 10-K

  The Company's Annual Report on Form 10-K for the year ended July 31, 2000 is available without charge upon request from the Company. Requests for copies of the Annual Report on Form 10-K should be sent to the Company's Director of Investor Relations at CMGI, Inc., 100 Brickstone Square, Andover,
Massachusetts 01810.

Other Matters

  The Board does not know of any other matter which may come before the Meeting. If any other matters are properly presented to the Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote, or otherwise to act, in accordance with their best judgment on such matters.

  The Board hopes that stockholders will attend the Meeting. Whether or not you plan to attend, you are urged to sign, date and complete the enclosed proxy card and return it in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Stockholders who attend the Meeting may vote their shares even though they have sent in their proxies.

Proposals of Stockholders for 2001 Annual Meeting

  Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company's proxy statement and proxy card for the Company's 2001 Annual Meeting of Stockholders (the "2001 Annual Meeting") must be submitted to the Secretary of the Company at its offices, 100 Brickstone Square, Andover, Massachusetts 01810, no later than July 22, 2001. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.

  If a stockholder of the Company wishes to present a proposal before the 2001 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice no later than July 22, 2001. If a stockholder fails to provide timely notice of a proposal to be presented at the 2001 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                          By Order of the Board of Directors,

                                          /s/ David S. Wetherell
                                          David S. Wetherell, Secretary

Andover, Massachusetts
November 17, 2000

                                                                      APPENDIX I

                                   CMGI, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 20, 2000

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
                                     COMPANY

     The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) David S. Wetherell, Andrew J. Hajducky III and William Williams II, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of CMGI, INC. (the "Company") to be held at The Westin Copley Place, 10 Huntington Avenue, Boston, Massachusetts 02116, on Wednesday, December 20, 2000, at 12:00 p.m. local time, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal.

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

A VOTE "FOR" THE DIRECTOR NOMINEE AND A VOTE "FOR" EACH OF PROPOSALS 2 AND 3 ARE RECOMMENDED BY THE BOARD OF DIRECTORS.


--------------------------------------------------------------------------------
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?           DO YOU HAVE ANY COMMENTS?

------------------------------      ------------------------------------

------------------------------      ------------------------------------

------------------------------      ------------------------------------

DETACH CARD                                                   DETACH CARD

Admission Ticket
This is your admission ticket for you and a guest to attend the Annual Meeting of Stockholders of CMGI, Inc. to be held on Wednesday, December 20, 2000, at 12:00 p.m. local time at the The Westin Copley Place, 10 Huntington Avenue, Boston, Massachusetts 02116. Please detach and present this ticket and picture identification for admission to the meeting.

Stockholders and guests must have a ticket for admission to the meeting. This ticket is non-transferable.

      PLEASE DETACH AND PRESENT THIS TICKET AND PICTURE IDENTIFICATION FOR
                        ADMISSION TO THE ANNUAL MEETING

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

------------------------------------------------------------------------
                                   CMGI, INC.

------------------------------------------------------------------------

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" THE DIRECTOR NOMINEE AND "FOR" EACH OF PROPOSALS 2 AND 3.

CONTROL NUMBER:
RECORD DATE SHARES:


Please be sure to sign and date this Proxy.     Date _______________________

---------------------------                 --------------------------------
Stockholder sign here                       Co-owner sign here


1. To elect the following nominee for Class I Director to serve for the ensuing three years:

                          For                   Withhold

     Harold F. Enright, Jr.                  [ ]                        [ ]


2.   To approve the Company's 2000 Stock Incentive Plan.

                  For [ ]         Against [ ]       Abstain [ ]

3. To ratify the appointment of KPMG LLP as the Company's independent auditors for the current fiscal year.

                  For [ ]         Against [ ]       Abstain [ ]

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

Mark box at right if address change or comment has
been noted on the reverse side of this card.                  [ ]

Mark box at right if you plan to attend the
Annual Meeting.                                               [ ]

DETACH CARD                                                          DETACH CARD


--------------------------------------------------------------------------------
                               VOTE BY TELEPHONE

--------------------------------------------------------------------------------

Follow these four easy steps:
1.  Read the accompanying Proxy Statement and this Proxy Card.
2.  Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).
3.  Enter your Control Number located on your Proxy Card.
4.  Follow the recorded instructions.

YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!
--------------------------------------------------------------------------------

                               VOTE BY INTERNET

--------------------------------------------------------------------------------

Follow these four easy steps:
1.  Read the accompanying Proxy Statement and this Proxy Card.
2.  Go to the Website  http://www.eproxyvote.com/cmgi.
3.  Enter your Control Number located on your Proxy Card.

4.  Follow the instructions provided.
YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/cmgi anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

                                                                     APPENDIX II

                                   CMGI, INC.

                            2000 STOCK INCENTIVE PLAN
                            -------------------------
1.   Purpose
     -------

     The purpose of this 2000 Stock Incentive Plan (the "Plan") of CMGI, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code"), and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2.   Eligibility
     -----------

     All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options or restricted stock awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant."

3.   Administration and Delegation
     -----------------------------

     (a) Administration by Board of Directors. The Plan will be administered by
         ------------------------------------
the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) Appointment of Committees. To the extent permitted by applicable law,
         -------------------------
the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4.   Stock Available for Awards
     --------------------------

     (a) Number of Shares. Subject to adjustment under Section 7, Awards may be
         ----------------
made under the Plan for up to 15,500,000 shares of common stock, $0.01 par value per share, of the Company (the "Common Stock"). If (i) any Award expires or is terminated, surrendered or canceled without having been fully exercised, (ii) any Award is forfeited in whole or in part, (iii) any Award results in any shares of Common Stock not being issued or (iv) the shares of Common Stock issued pursuant to any Award are repurchased by the Company (including without limitation shares of Common Stock issued upon exercise of an Option (as hereinafter defined) that are subsequently repurchased by the Company pursuant to a contractual repurchase right or otherwise), the unused shares of Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Per-Participant Limit. Subject to adjustment under Section 7, the
         ---------------------
maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 5,000,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

5.   Stock Options
     -------------

     (a) General. The Board may grant options to purchase Common Stock (each, an
         -------
"Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

     (b) Incentive Stock Options. An Option that the Board intends to be an
         -----------------------
"incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) Exercise Price. The Board shall establish the exercise price at the
         --------------
time each Option is granted and specify it in the applicable instrument evidencing the grant of the Option.

     (d) Duration of Options. Each Option shall be exercisable at such times and
         -------------------
subject to such terms and conditions as the Board may specify in the applicable instrument evidencing the grant of the Option.

     (e) Exercise of Option. Options may be exercised by delivery to the Company
         ------------------
of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an
         ---------------------
Option granted under the Plan shall be paid for as follows:

          (1) in cash or by check, payable to the order of the Company;

          (2) except as the Board may, in its sole discretion, otherwise provide in an instrument evidencing the grant of an Option, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

          (3) except as the Board may, in its sole discretion, otherwise provide in an instrument evidencing the grant of an Option, when the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery;

          (4) to the extent permitted by the Board, in its sole discretion, by
(i) delivery of a full recourse promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5) by any combination of the above-permitted forms of payment.

     (g) Substitute Options. In connection with a merger or consolidation of an
         ------------------
entity with and into the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2 hereof.

6.   Restricted Stock
     ----------------

     (a) Grants. The Board may grant Awards entitling Participants to acquire
         ------
shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     (b) Terms and Conditions. The Board shall determine the terms and
         --------------------
conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

     (c) Stock Certificates. Any stock certificates issued in respect of a
         ------------------
Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.   Adjustments for Changes in Common Stock and Certain Other Events
     ----------------------------------------------------------------

     (a) Changes in Capitalization. In the event of any stock split, reverse
         -------------------------
stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, and (iv) the repurchase price per share subject to each outstanding Restricted Stock Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 7(a) applies and Section 7(c) also applies to any event, Section 7(c) shall be applicable to such event, and this Section 7(a) shall not be applicable.

     (b) Liquidation or Dissolution. In the event of a proposed liquidation or
         --------------------------
dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least ten business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award granted under the Plan at the time of the grant of such Award.

     (c) Reorganization Events
         ---------------------

          (1) Definition. A "Reorganization Event" shall mean: (a) any merger or
              ----------
consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a share exchange transaction; provided, however, that, unless the Board determines otherwise, a "Reorganization Event" shall not include a sale, transfer or other disposition of all or substantially all of the capital stock, assets, properties or business of the Company (by way of merger, consolidation, reorganization, recapitalization, sale of assets, stock purchase, contribution or other similar transaction) that involves the Company, on the one hand, and any Company Subsidiary (as defined below), on the other hand. "Company Subsidiary" shall mean any corporation or other entity that is controlled, directly or indirectly, by the Company.

          (2) Consequences of a Reorganization Event on Options. Upon the
              -------------------------------------------------
occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

     Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

     If any Option provides that it may be exercised for shares of Common Stock which remain subject to a repurchase right in favor of the Company, upon the occurrence of a

Reorganization Event, any shares of restricted stock received upon exercise of such Option prior to such Reorganization Event shall be treated in accordance with Section 7(c)(3) as if they were a Restricted Stock Award.

          (3) Consequences of a Reorganization Event on Restricted Stock Awards.
              -----------------------------------------------------------------
Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

8.   General Provisions Applicable to Awards
     ---------------------------------------

     (a) Transferability of Awards. Except as the Board may otherwise determine
         -------------------------
or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation. Each Award shall be evidenced in such form (written,
         -------------
electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) Board Discretion. Except as otherwise provided by the Plan, each Award
         ----------------
may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     (d) Termination of Status. The Board shall determine the effect on an Award
         ---------------------
of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e) Withholding. Each Participant shall pay to the Company, or make
         -----------
provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (f) Amendment of Award. The Board may amend, modify or terminate any
         ------------------
outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (g) Conditions on Delivery of Stock. The Company will not be obligated to
         -------------------------------
deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (h) Acceleration. The Board may at any time provide that any Award shall
         ------------
become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.   Miscellaneous
     -------------

     (a) No Right To Employment or Other Status. No person shall have any claim
         --------------------------------------
or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable
         ------------------------
Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c) Effective Date and Term of Plan. The Plan shall become effective on the
         -------------------------------
date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under
Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan
         -----------------
or any portion thereof at any time, provided that to the extent required by
Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by
Section 162(m) (including the vote required under Section 162(m)).

     (e) Governing Law. The provisions of the Plan and all Awards made hereunder
         -------------
shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                    * * * * *

                                                                    APPENDIX III

                                   CMGI, INC.

                                 CHARTER OF THE

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS



PURPOSE:
-------

     The Audit Committee shall assist the Board of Directors in fulfilling its responsibilities to stockholders concerning the Company's financial reporting and internal controls, and shall facilitate open communication among the Audit Committee, Board of Directors, outside auditors and management. The Audit Committee shall discuss with management and the outside auditor the financial information developed by the Company, the Company's systems of internal controls and the Company's audit process.

     The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee may rely on the information and advice provided by the Company's management and/or its outside auditor.

COMMITTEE MEMBERSHIP:
--------------------

     The Audit Committee shall consist of at least three members, comprised solely of "independent directors," each of whom shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement or will be able to do so within a reasonable time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. A Chairperson and the Committee members shall be elected annually by the affirmative vote of at least a majority of the Board of Directors.

     "Independent director" shall mean a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall NOT be considered independent directors:

     (a) a director who is employed by the Company or any of its affiliates for the current year or during any of the past three years;

     (b) a director who received any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified plan, or non-discretionary compensation;

     (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

     (d) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

     (e) a director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

     Under exceptional and limited circumstances, one director who is not an independent director, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the Board of Directors determines that such director's membership on the Audit Committee is required by the best interests of the Company and its stockholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

MEETINGS, QUORUM AND VOTING:
---------------------------

     Meetings of the Audit Committee may be held by telephone conference call or similar equipment by means of which all persons participating in the meeting can hear each other. The Chairperson of the Audit Committee shall prepare and circulate to the other members an agenda in advance of each meeting. At the meetings of the Audit Committee, the presence of a majority of all members shall be necessary to constitute a quorum for the transaction of business, and the affirmative vote of a majority of all members shall be necessary to take any action. The Audit

Committee shall keep regular minutes of its proceedings and shall report the same to the next meeting of the Board of Directors.

RESOURCES AND AUTHORITY:
-----------------------

     The Audit Committee shall be provided with the necessary resources, including staff and administrative support, by the Company to effectively discharge its duties and responsibilities hereunder and as assigned by the Board of Directors. The Audit Committee shall have direct access to the outside auditors and management of the Company. The Audit Committee may incur expenditures, including for the retention of independent counsel, accountants, consultants or others, to assist it in fulfilling its duties and responsibilities.

DUTIES AND RESPONSIBILITIES:
---------------------------

1. The Audit Committee shall meet at least four times each year and shall call special meetings as circumstances require. The Audit Committee may ask members of the Company's management or others to attend the meetings (or portions thereof) and to provide pertinent information as necessary. At least annually, the Audit Committee shall meet privately with (i) the Company's outside auditor, (ii) the Company's chief financial officer,
     (iii) the Company's controller, and (iv) the Company's most senior other person, if any, responsible for the internal audit activities. The Audit Committee may also consult with the Company's General Counsel and outside counsel on an as-needed basis.

2. The Audit Committee annually shall review, evaluate and make a recommendation to the Board concerning the selection of an outside auditor and independence of the auditor. The Board shall have the authority to nominate the outside auditor to be proposed for stockholder approval, and, where appropriate, to replace the auditor. The outside auditor shall be accountable to the Board and the Audit Committee as representatives of the Company's stockholders.

3. The Audit Committee shall be responsible for ensuring its annual receipt from the outside auditor of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1.

4. The Audit Committee annually shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor. The Audit Committee shall also be responsible for taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor.

5. The Audit Committee shall monitor, in consultation with management and the outside auditor, the financial reporting process and management's system of internal controls designed to provide reasonable assurance as to the integrity, objectivity, consistency and fair presentation of the Company's financial statements. The Audit Committee shall consider the outside auditor's judgments about the quality and appropriateness of the accounting principles applied by the Company in its financial reporting. The Company's internal audit function shall be responsible to senior management, but have a direct reporting responsibility to the Board of Directors through the Audit Committee. The Audit Committee shall review significant reports prepared by the internal audit function together with management's response and follow-up to such reports.

6. Prior to the release of annual earnings, the Audit Committee shall review the scope and results of the annual audit with the outside auditor and discuss with the Company's management the Company's audited financial statements.

7. Before the beginning of each fiscal year, the Audit Committee shall review management's plans for engaging the outside auditor to perform management services during the coming year, considering the types of services that may be rendered and the proposed fees.

8. The Audit Committee shall encourage the outside auditor to report to the Committee or its Chairperson any significant risks it believes should be brought to the attention of the Audit Committee, regardless of whether such risks are reportable to the public under applicable legal and financial accounting standards. The Audit Committee shall act in accordance with
     Section 10A of the Securities Exchange Act of 1934, as amended.

9. The Audit Committee shall review with management and the outside auditor the auditor's assessment of the Company's internal controls.

10. The Audit Committee shall discuss with management and the outside auditor the adequacy of controls surrounding electronic data processing and computer security.

11. The Audit Committee shall prepare the report required by Item 306 of Regulation S-K.

12. The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 ("SAS 61") requires discussion, including (i) methods used to account for significant unusual transactions, (ii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (iii) the process used by management in formulating particularly sensitive accounting estimates, and (iv) the basis for the auditor's conclusions regarding the reasonableness of these estimates and disagreements with management over the application of accounting principles.

13. The Audit Committee shall annually inform the outside auditor, the Company's chief financial officer, the Company's controller, and the Company's most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairperson about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction.

14. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairperson of the Audit Committee and the Company's chief financial officer any matters identified in connection with such review. The Audit Committee shall review with management and the outside auditor the interim financial information prior to disclosure and discuss any significant changes to the Company's accounting principles and any items required to be communicated by the outside auditors in accordance with SAS 61.

15. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of review by the outside auditor.

16. Based upon its discharge of its responsibilities hereunder and any other information, discussion or communication that the Audit Committee deems relevant, the Audit Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's annual report on Form 10-K.

17. The Audit Committee annually shall review and assess the adequacy of the Company's financial and accounting personnel succession plan.

18. The Audit Committee annually shall review the Company's policies and procedures and audit results associated with the Company's directors' and officers' expense accounts and perquisites. The Audit Committee shall annually review a summary of any related party transactions and potential conflicts of interest of the directors and officers of the Company.

19. The Audit Committee shall review and reassess the adequacy of this charter at least annually. The Audit Committee shall submit this charter to the Board of Directors for approval and file it with the Securities and Exchange Commission in accordance with Regulation 14A.